Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bio Green Med Solution, Inc. of our report dated November 26, 2025 relating to the consolidated financial statements of Bio Green Med Solution, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K/A of Bio Green Med Solution, Inc. for the year ended December 31, 2024.

/s/ SFAI MALAYSIA PLT (PCAOB No. 7167)

Malaysia

November 28, 2025